Exhibit 10.32

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”) is entered into by and between Peter Ungaro (“Executive”) and Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”, and in combination with its subsidiaries, affiliates and assigns, “HPE”), effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A.Executive is currently serving as Senior Vice President and General Manager of High Performance Computing and Mission Critical Solutions for the Company.

B.Executive and the Company have mutually agreed that Executive shall terminate from his current role at the Company effective on March 2, 2021 (the “Transition Date”) and shall be employed in a new role through effectiveness of Executive’s termination from employment with the Company at close of business on April 2, 2021 (the “Separation Date”).

C.Executive and the Company desire to establish the obligations of the parties in connection with the Executive’s employment termination.

D.Executive and the Company want to ensure the smooth transition of Executive’s duties and responsibilities to the Company and for Executive to provide certain transitional services as a consultant to the Company for a period following the Separation Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Transition of Role and Termination of Employment.

(a)Transition. As of the Transition Date, Executive hereby resigns from any offices, boards of directors (or similar governing bodies), committees of such boards of directors (or similar governing bodies) and other committees of HPE that Executive serves on and Executive’s title shall be changed to Special Advisor to the Chief Executive Officer. In this role, from the Transition Date through the Separation Date, the Executive shall remain employed on a full-time basis by the Company on Executive’s current base salary providing assistance towards technical development roadmaps and key customer relations, shall work to transition his duties and responsibilities to such individual(s) as the CEO may determine, and shall perform such other duties and responsibilities as may reasonably be requested by the CEO, consistent with Executive’s position. Prior to the Separation Date, the Company may not terminate Executive’s employment except for “Cause” (as defined in the Offer Letter (the “Offer Letter”) by and between Executive and HPE, dated as of May 16, 2019).

(b)Termination. Executive’s employment with the Company shall end effective as of the Separation Date.

(c)    Accrued Compensation, Expenses and Benefits; COBRA Assistance. On the Separation Date, the Company shall pay to Executive: (i) all accrued salary and (ii) any unreimbursed business expenses incurred by Executive prior to the Separation Date that are substantiated and reimbursable in accordance with applicable Company policy. Further, the Company shall pay to Executive: an amount equal to the employer portion of COBRA continuation coverage under the Company’s group health plans as in effect as of the Separation Date with respect to the level of coverage in effect for Executive and his eligible dependents as of such date, on a monthly basis on the first business day of the calendar month next following the calendar month in which the applicable COBRA premiums were paid, with respect to the period from the Separation Date until the earlier of (y) the Consulting Period End Date and (z) September 30, 2021, less required tax withholdings. In addition, Executive will be eligible to receive the Company health and retirement benefits for which Executive is otherwise eligible, under the terms of those ERISA plans. Executive is entitled to these payments and benefits regardless of whether Executive executes this Agreement.

(d)    Full Payment. Executive acknowledges that the amounts described in Section 1(c) above shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and separation therefrom. Executive further acknowledges that Executive’s unvested and outstanding cash and equity awards shall be deemed forfeited as of the Separation Date and Executive will have no further obligations under any award agreement evidencing the terms of such awards, including the restrictive covenants included in the “Additional Eligibility Requirements” or comparable section thereof. Executive further acknowledges that Executive’s eligibility for benefits under the Company’s Severance and Long-Term Change in Control Plan for Executive Officers shall be deemed forfeited as of the Separation Date.

2.Transition Consulting Services.
(a)    Consulting Period. During the period (the “Consulting Period”) commencing April 5, 2021 and ending September 30, 2021, unless earlier terminated as provided below (the last day of the Consulting Period, the “Consulting Period End Date”), Executive shall be available to provide services to the Company as a consultant and shall provide transition services (the “Transition Services”) on an as-needed, as-requested basis in Executive’s areas of expertise, work experience and responsibility, including assistance regarding ongoing technical development and key customer relations. Such Transition Services shall be provided by telephone or in person or, at the Company’s request, at the Company’s business premises or such other location as the Company may reasonably designate (subject to reasonable accommodation for restrictions imposed from time to time by applicable federal, state and local governments as a result of the COVID-19 pandemic).
(b)    Consulting Fees. In exchange for the performance of the Transition Services during the Consulting Period, Executive shall be paid a corresponding consulting fee of $150,000 per month (pro-rated for any partial month of Transition Services) (the “Consulting Fee”). The Consulting Fee payable for each month of the Consulting Period will be paid within five business days after the end of such month.
(c)    Success Fee. Subject to Executive’s provision of Transition Services through September 30, 2021 and achievement of the Company’s financial performance objectives identified on Schedule I hereto, Executive will be paid a lump sum cash award with a target value of $315,000 (the “Success Fee”) within ninety days after September 30, 2021.
(d) Expenses. The Company will also reimburse Executive for expenses actually incurred by Executive in performing the Transition Services, so long as such expenses are reasonable and necessary as determined by the Company and approved in advance by the Company.
(e) Confidentiality and Work Product. Executive shall hold all confidential business information, trade secrets and other Confidential Information (as defined in the ARCIPD) that is obtained in performing the Transition Services in trust and confidence for the Company. Executive agrees that all discoveries, designs, works of authorship and other Proprietary Developments (as defined in the ARCIPD) conceived or made by Executive, alone or with others, in performing the Transition Services are the sole property of the Company, and Executive hereby assigns and transfers all Executive’s rights to such Proprietary Developments to the Company. In supplement to these commitments, Sections 2, 3 and 5 of the ARCIPD (as defined below) are hereby incorporated, mutatis mutuandis, and will apply for duration of the Consulting Period as if they were set forth in their entirety herein.
(f) Books and Records. Executive shall maintain adequate books and records relating to the fees owing hereunder and expenses to be reimbursed and shall submit fee invoices and requests for reimbursement in a timely manner and form acceptable to the Company.
(g)    Benefits. As an independent contractor, Executive understands and agrees that, except as provided in Section 1(c) hereof while performing any services for the Company after the Separation Date, Executive shall not be eligible to participate in or accrue benefits under any Company benefit plan for which status as an employee of the Company is a condition of such participation or accrual.
(h)    Independent Contractor Status. Executive and the Company acknowledge and agree that, during the Consulting Period, Executive shall be an independent contractor. During the Consulting Period and thereafter, Executive shall not be an agent or employee of the Company and shall not be authorized to act on behalf of the Company or obligate the Company by contract or otherwise. Executive agrees to furnish all materials necessary to accomplish the Transition Services and assumes all of the risk for Executive’s own profit or loss with respect to the Transition Services provided hereunder. Executive acknowledges and agrees that the Company shall not direct or control the Executive with respect to the manner in which the Transition Services are provided. Executive represents that Executive is not economically dependent upon the Company in any way with respect to the fees payable hereunder. Personal income and self-employment taxes for any fees or other compensation to which Executive is entitled during the Consulting Period shall be the sole responsibility of Executive. Executive agrees to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties resulting from any failure by Executive to make required personal income and self-employment tax payments with respect to such compensation.
(i) Termination. During the period beginning on April 5, 2021 and ending on September 30, 2021, the Company may only terminate Executive’s engagement in the event of a material breach of this Agreement by Executive. Executive may terminate the Consulting Period early for any reason with two weeks’ prior written notice to the Company. Either party may also terminate the Consulting Period at any time in the event of a material breach of this Agreement (including any breach of Sections 2(e) or 6 hereof or of Section 7 of the ARCIPD) by the counter-party that is not cured within five business days of such counter-party receiving written notice of the purported material breach.
3.General Release and Waiver of Claims.

(a) Initial Release. To the fullest extent permitted by law, Executive, on behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, hereby releases, forever discharges and waives any other claims Executive may have against the Company, its direct and indirect subsidiaries and affiliates (including each of their predecessors, successors and assigns), and each of their past, present and future officers, directors, agents and employees (the “Releasees”), whether or not acting in their official capacity, from all liability, claims, damages and causes of action of every kind in connection with matters, facts or events through the Effective Date of this Agreement. This release extends, without limitation, to all “wrongful discharge” or retaliation claims, claims relating to any contract of employment, express or implied, any covenant of good faith and fair dealing, express or implied, public policy violation, any tort of any nature, or any federal, state, or local statute or ordinance, any claim for employment discrimination, including harassment, any claim under Title VII of the Civil Rights Act of 1964, as amended 42 U.S.C. 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, or any other federal, state or local laws relating to employment or employment discrimination, and any claims for attorney’s fees and costs. This release extends to any claims that may be brought on Executive’s behalf by any person or agency, as well as any class or representative action under which Executive may have any rights or benefits; Executive agrees not to accept any recovery or benefits under any such claim or action, and Executive assigns any such recovery or benefits to the Company. This release does not apply to any claims arising under the Age Discrimination in Employment Act (ADEA); this release does not, and shall not be construed as an attempt to, waive or release any claim or right that cannot lawfully be waived or released by private agreement between Executive and the Company. Nothing in this Agreement or the Exhibits hereto shall be construed to prohibit Executive from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, National Labor Relations Board, or any other comparable federal, state or local agency charged with the investigation and enforcement of any employment laws or participating in any investigation or proceeding conducted by the EEOC, NLRB or other comparable federal, state or local agency, although by signing this Agreement, Executive agrees and understands that Executive is waiving his/her right to individual relief based on claims asserted in such a charge or complaint. Executive intends this release to apply as a full and final settlement of all claims encompassed by this paragraph, whether known or unknown, suspected or unsuspected, and accordingly Executive waives any rights Executive might otherwise have under Section 1542 of the Civil Code of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive and the Company do not intend to release any (i) claims for coverage under any D&O or other similar insurance policy of the Company, (ii) claims for enforcement of this Agreement, (iii) claims for reimbursement of unreimbursed business expenses properly incurred prior to the Separation Date in accordance with the Company’s policy, (iv) claims as an equityholder in the Company (including any rights Executive has arising under operative documents applicable to Executive in such capacity) and (v) claims under Section 2 of the Offer Letter and the related sections of Executive’s Management Retention Agreement with Cray, Inc.
(b) Second Release. Executive and the Company agree to enter into a second release in the form attached as Exhibit A (the “Second Release”) within twenty-one (21) days after the Separation Date.
4.Return of Property. Executive agrees to return to HPE all company-owned computers, peripherals, supplies and equipment, and all confidential and proprietary information and other property of HPE on or before the Consulting Period End Date.

5.Restrictive Covenant Agreements. Executive reaffirms his commitments and obligations set forth in the Agreement Regarding Confidential Information and Proprietary Developments attached as Exhibit B and subsequently amended by this Section 5 (the “ARCIPD”), and Executive agrees that these commitments and obligations shall survive Executive’s termination of employment with the Company as is specified in the ARCIPD. The parties agree that Section 12 of the ARCIPD is hereby modified to provide that as concerns the adjudication of any restriction that qualifies as a noncompetition covenant under the Washington Noncompete Act (Title 49 RCW, Chapter 49.62), Executive shall not be required to litigate such a noncompetition covenant outside the state of Washington nor shall any other state’s law deprive Executive of the protections or benefits of Washington law. Conditioned upon Executive’s timely entry into (and non-revocation of) the Second Release and Executive’s continued employment through the Separation Date, the parties agree that Sections 7 and 9 of the ARCIPD are modified to establish a September 30, 2021 expiration date for the Protective Covenants and Notice of Post-Employment Activities, respectively, therein, subject to Section 10 of the ARCIPD. For the avoidance of doubt, the duration of the ARCIPD is entirely independent from the duration of the Consulting Period, and except as expressly modified by the forgoing the ARCIPD shall continue and remain in effect and as written.

6.No Disparagement; Cooperation. Executive will not at any time disparage HPE or its products, services or business practices or make any unfair or misleading statement regarding same. HPE agrees to instruct its directors and officers not to, directly or indirectly, make any disparaging remarks or statements regarding the Executive to any person or entity, either orally or in writing, except as may be required by law. Upon the receipt of reasonable notice from HPE, Executive agrees to reasonably cooperate with and assist HPE and its legal counsel in connection with any current or future litigation, investigation or other legal matters involving HPE about which Executive has knowledge or information including by offering availability at mutually convenient times and reasonable locations. Notwithstanding the foregoing, Executive’s cooperation following the Consulting Period End Date shall be in a manner that does not interfere with any other employment or other work being carried on by Executive nor otherwise unreasonably interfere with Executive’s other commitments. Executive understands HPE will reimburse Executive for reasonable travel expenses incurred as a result of, and directly related to, Executive’s cooperation. Additionally, following the Consulting Period End Date, to the extent services provided in connection with this Section 6 exceed ten (10) hours in the aggregate, Executive shall be paid a fee based on Executive’s base salary as of the Separation Date. In the event Executive is called other than by HPE as a witness to testify in any proceeding or matter related to HPE, Executive agrees to notify HPE immediately in order to give HPE a reasonable opportunity to respond and/or participate in such proceeding or matter. Nothing in this Agreement shall be construed to prevent Executive from providing truthful testimony if mandated by subpoena or court order to do so, or from cooperating fully with any request from or investigation by any federal, state or local government agency or commission (each, a “Government Agency”).

7.Executive’s Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any Government Agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all salary, wages, bonuses, commissions and/or benefits to which Executive may be entitled and no other salary, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

8.No Admission of Liability. This Agreement is not and shall not be construed or contended by Executive to be an admission or evidence of any wrongdoing or liability on the part of Releasees.

9.Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

10.Arbitration; Venue. Subject to the limitations of the Mutual Agreement to Arbitrate Claims between Executive and the Company dated May 16, 2019 attached as Exhibit C, the exclusive venues for any legal action arising from this Agreement will be a federal or state court of competent jurisdiction located in either the State of Washington or the State of Delaware. Executive and the Company hereby stipulate and consent to the personal jurisdiction of such courts, and expressly waive any right to object to any such court’s exercise of jurisdiction over Executive on grounds of convenience or otherwise.

11.Attorneys’ Fees. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled. Provided that supporting invoices are submitted within thirty (30) days of the date hereof, the Company will pay Executive’s reasonable attorneys’ fees of up to $10,000 in connection with the negotiation of this Agreement within ninety (90) days following the date hereof.

12.Assignability; Successors. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

13.Complete and Voluntary Agreement. This Agreement, together with Exhibit A, Exhibit B and Exhibit C constitutes the entire agreement between Executive and the Company with respect to Company’s employment of the Executive and any other subject matters hereof and supersedes all prior negotiations and agreements (including, for avoidance of doubt, Executive’s Grant Agreement for Performance-Based Restricted Stock Units dated January 29, 2020 and Executive’s Grant Agreement for Restricted Stock Units dated December 10, 2020), whether written or oral, relating to such subject matters. Executive acknowledges that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, that is not contained in this Agreement for the purpose of inducing Executive to execute the Agreement, and Executive acknowledges that Executive has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that Executive is executing this Agreement voluntarily, free of any duress or coercion. By signing below, Executive affirms that Executive was advised to consult with an attorney prior to signing this Agreement.

14.Severability. The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or Government Agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

15.Notice. Any notice to be given hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below.

To the Executive:
At the Executive’s current home address reflected in the Company’s employment files

To the Company at:
Hewlett Packard Enterprise
Attn: General Counsel
11445 Compaq Center West Drive
Houston, TX 77070

16.Modification; Counterparts; Facsimile/PDF Signatures. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED:	01 March 2021	/s/ Peter J. Ungaro
Peter Ungaro

HEWLETT PACKARD ENTERPRISE COMPANY
DATED:	1 March 2021
		By:	/s/ Alan May
		Name:	Alan May
		Title:	EVP, Chief People Officer

Signature Page to Transition and Separation Agreement

EXHIBIT A

FORM OF SECOND RELEASE

1.Context of Agreement. This Release Agreement (this “Agreement”) is entered into by and between Peter Ungaro (“Executive”) and Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”, and in combination with its subsidiaries, affiliates, and assigns, “HPE”), effective as of the eighth day following the date Executive signs this Agreement (the “Effective Date”) with reference to the termination of Executive’s employment with the Company.

2.General Release and Waiver of Claims. In consideration for the valuable opportunities and rights offered by Sections 2 and 5 of Executive’s Transition and Separation Agreement, to the fullest extent permitted by law, Executive, on behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, hereby releases, forever discharges and waives any other claims Executive may have against the Company, its direct and indirect subsidiaries and affiliates (including each of their predecessors, successors and assigns), and each of their past, present and future officers, directors, agents and employees (the “Releasees”), whether or not acting in their official capacity, from all liability, claims, damages and causes of action of every kind in connection with matters, facts or events through the Effective Date of this Agreement. This release extends, without limitation, to all “wrongful discharge” or retaliation claims, claims relating to any contract of employment, express or implied, any covenant of good faith and fair dealing, express or implied, public policy violation, any tort of any nature, or any federal, state, or local statute or ordinance, any claim for employment discrimination, including harassment, any claim under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, 42 U.S.C. 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, or any other federal, state or local laws relating to employment or employment discrimination, and any claims for attorney’s fees and costs. This release extends to any claims that may be brought on Executive’s behalf by any person or agency, as well as any class or representative action under which Executive may have any rights or benefits; Executive agrees not to accept any recovery or benefits under any such claim or action, and Executive assigns any such recovery or benefits to the Company. This release does not apply to any claims arising under the ADEA after the Effective Date of this Agreement; this release does not, and shall not be construed as an attempt to, waive or release any claim or right that cannot lawfully be waived or released by private agreement between Executive and the Company. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge or complaint, including a challenge to the validity of this Agreement, with the EEOC, NLRB, or any other comparable federal, state or local agency charged with the investigation and enforcement of any employment laws or participating in any investigation or proceeding conducted by the EEOC, NLRB or other comparable federal, state or local agency, although by signing this Agreement, Executive agrees and understands that Executive is waiving his/her right to individual relief based on claims asserted in such a charge or complaint. Executive intends this release to apply as a full and final settlement of all claims encompassed by this paragraph, whether known or unknown, suspected or unsuspected, and accordingly Executive waives any rights Executive might otherwise have under Section 1542 of the Civil Code of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Exhibit A

Executive and the Company do not intend to release claims any (i) claims for coverage under any D&O or other similar insurance policy of the Company, (ii) claims for enforcement of Executive’s Transition and Separation Agreement with the Company, (iii) claims for reimbursement of unreimbursed business expenses properly incurred prior to the Separation Date in accordance with the Company’s policy; (iv) claims as an equityholder in the Company (including any rights Executive has arising under operative documents applicable to Executive in such capacity); and (v) claims under Section 2 of the Offer Letter by and between Executive and the Company, dated as of May 16, 2019, and the related sections of Executive’s Management Retention Agreement with Cray, Inc.
3.Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

4.Arbitration; Venue. Subject to the limitations of the Mutual Agreement to Arbitrate Claims between Executive and the Company dated May 16, 2019, the exclusive venue for any legal action arising from this Agreement will be a federal or state court of competent jurisdiction located in the state of Delaware. Executive and the Company hereby stipulate and consent to the personal jurisdiction of such courts, and expressly waive any right to object to any such court's exercise of jurisdiction over Executive on grounds of convenience or otherwise. Executive agrees that Delaware has the most material interest of any state in the enforcement of this Agreement because it is designed to help preserve shareholder value and rights in a Delaware corporation.

5.Attorneys’ Fees. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

6.Assignability; Successors. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

7.No Admission of Liability. This Agreement is not and shall not be construed or contended by Executive to be an admission or evidence of any wrongdoing or liability on the part of Releasees.

8.Complete and Voluntary Agreement. This Agreement, along with Executive’s Mutual Agreement to Arbitration Claims, Executive’s Agreement Regarding Confidential Information and Proprietary Developments (ARCIPD) and Executive’s Transition and Separation Agreement, each of which will remain in effect, sets forth the entire agreement between Executive and HPE concerning the termination of Executive’s employment, and supersedes any other written or oral promises concerning the subject matter of this Agreement. Executive has not relied on any representations or statements not set forth in this Agreement with regard to the subject matter, basis or effect of this Agreement

9.Severability. The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court or arbitrator conclude that a particular claim may not be released as a matter of law, it is the
Exhibit A

intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

10.Modification; Facsimile/PDF Signatures. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

11.Review of Transition and Separation Agreement; Expiration of Offer. Executive understands that Executive may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by Executive before the end of the Consideration Period, will automatically expire. By signing below, Executive affirms that Executive was advised to consult with an attorney prior to signing this Agreement. Executive also understands that Executive may revoke this Agreement within seven (7) days of signing this document. If Executive either fails to properly sign or validly revokes this Agreement, it will be null and void in its entirety, and Executive will not be entitled to the rights described in Section 5 of the Transition and Separation Agreement between the parties.

DATED: ______________________, 2021
Peter Ungaro

Exhibit A

EXHIBIT B

AGREEMENT REGARDING CONFIDENTIAL INFORMATION AND PROPRIETARY DEVELOPMENTS DATED MAY 16, 2019

(See attached)

Exhibit B

Hewlett Packard Enterprise Agreement Regarding Confidential Information and Proprietary Developments

1.Relationship to Employment. I desire to be employed by Hewlett Packard Enterprise or by one of its affiliates or subsidiaries (including their successors and assigns) (collectively, "HPE" or the "Company"). This Agreement states important terms that will apply during and after my employment by HPE. I understand, however, that nothing relating to this Agreement will be interpreted as a contract or commitment whereby HPE is deemed to promise continuing employment for a specified duration.

2.Confidential Information. This Agreement concerns confidential business and technical information and know-how not generally known to the public which is acquired or produced by me in connection with my employment by HPE (hereinafter "Confidential Information") as well as trade secrets that are acquired or produced by me in connection with my employment by HPE. Confidential Information may include, without limitation, information regarding HPE organizations, staffing, finance, structure, employee performance, compensation of others, research and development, manufacturing and marketing, files, keys, certificates, passwords and other computer information, as well as information that HPE receives from others under an obligation of confidentiality. I agree to abide by HPE's Confidential Information Policy and specifically agree that with regard to HPE Confidential Information and trade secrets:

a.to use such information only in the performance of HPE duties;

b.to hold such information in confidence and trust; and

c.to use all reasonable precautions to assure that such information is not disclosed to unauthorized persons, including, without limitation, through the media, blogs, social networking sites or other online forums, or otherwise used in an unauthorized manner, both during and after my employment with HPE.

I further agree that any organizational information, staffing information, and information on performance and/or compensation of other employees learned by me in connection with my employment by HPE is the Confidential Information of HPE, and I agree that I will not share such information with any recruiters or any other employers, either during or subsequent to my employment with HPE; further, I agree that I will not use or permit use of such as a means to recruit or solicit other HPE employees away from HPE (either for myself or for others).

I understand that nothing in this Agreement is intended to prohibit or restrict communication with governmental agencies in compliance with applicable law.

3.Proprietary Developments. This Agreement also concerns inventions and discoveries (whether or not patentable), designs, works of authorship, mask works, improvements, data, processes, computer programs and software (hereinafter called "Proprietary Developments") that are conceived or made by me alone or with others while I am employed by HPE and that relate to the research and development or the business of HPE, or that result from work performed by me for HPE, or that are developed, in whole or in part, using HPE's equipment, supplies, facilities or trade secret information. Such Proprietary Developments are the sole property of HPE, and I hereby assign and transfer all rights in such Proprietary Developments to HPE. I also agree that any works of authorship created by me shall be deemed to be "works made for hire." For all Proprietary Developments, I further agree:

a.to disclose them promptly to HPE;
Exhibit B

b.to sign any assignment document to formally perfect and confirm my assignment of title to HPE;

c.to assign any right of recovery for past damages to HPE; and

d.to execute any other documents deemed necessary by HPE to obtain, record and perfect patent, copyright, mask works and/or trade secret protection in all countries, in HPE's name and at HPE's expense.

I understand that HPE may assign and/or delegate these rights. I agree that, if requested, my disclosure, assignment, execution and cooperation duties will be provided to the entity designated by HPE.

In compliance with prevailing provisions of relevant state statutes,* this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

4.Respect for Rights of Former Employers. I agree to honor any valid disclosure or use restrictions on information or intellectual property known to me and received from any former employers or any other parties prior to my employment by HPE. I agree that without prior written consent of such former employers or other parties, I will not knowingly use any such information in connection with my HPE work or work product, and I will not bring onto the premises of HPE any such information in whatever tangible or readable form.

5.Work Product. The product of all work performed by me during and within the scope of my HPE employment including, without limitation, any files, presentations, reports, documents, drawings, computer programs, devices and models, will be the sole property of HPE. I understand that HPE has the sole right to use, sell, license, publish or otherwise disseminate or transfer rights in such work product.

6.HPE Property. I will not remove any HPE property from HPE premises without HPE's permission. Upon termination of my employment with HPE, I will return all HPE property to HPE unless HPE's written permission to keep it is obtained.

7.Protective Covenants. I acknowledge that a simple agreement not to disclose or use HPE's Confidential Information, trade secrets, or Proprietary Developments after my employment by HPE ends would be inadequate, standing alone, to protect HPE's legitimate business interests because some activities by a former employee who had held a position like mine would, by their nature, compromise such Confidential Information, trade secrets, and Proprietary Developments as well as the goodwill and customer relationships that HPE will pay me to develop for the Company during my employment by HPE. I recognize that activities that violate HPE's rights in this regard, whether or not intentional, are often undetectable by HPE until it is too late to obtain any effective remedy, and that such activities will cause irreparable injury to HPE. To prevent this kind of irreparable harm, I agree that for a period of twelve months following the termination of my employment with HPE, I will abide by the following Protective Covenants:
(a)No Conflicting Business Activities. I will not provide services to a Competitor in any role or position (as an employee, consultant, or otherwise) that would involve Conflicting Business
Exhibit B

Activities, however, in the event my employment with HPE terminates as a result of a Workforce Restructuring program or similar reduction in force, the restriction in this clause (paragraph 7, subpart (a)) will not apply;

(b)No Solicitation of Customers. I will not (in person or through assistance to others) knowingly participate in soliciting or communicating with any customer of HPE in pursuit of a Competing Line of Business if I either had business-related contact with that customer or received Confidential Information about that customer in the last two years of my employment at HPE;

(c)No Solicitation of HPE Employees. I will not (in person or through assistance to others), for the benefit of a Competitor, knowingly participate in soliciting or communicating with an HPE Employee for the purpose of persuading or helping the HPE Employee to end or reduce his or her employment relationship with HPE if I either worked with that HPE Employee or received Confidential Information about that HPE Employee in the last two years of my employment with HPE; and

(d)No Solicitation of HPE Suppliers. I will not (in person or through assistance to others), for the benefit of a Competitor, knowingly participate in soliciting or communicating with an HPE Supplier for the purpose of persuading or helping the HPE Supplier to end or modify to HPE's detriment an existing business relationship with HPE if I either worked with that HPE Supplier or received Confidential Information about that HPE Supplier in the last two years of my employment with HPE.

As used here, "Competitor" means an individual, corporation, other business entity or separately operated business unit of an entity that engages in a Competing Line of Business. "Competing Line of Business" means a business that involves a product or service offered by anyone other than HPE that would replace or compete with any product or service offered or to be offered by HPE with which I had material involvement while employed by HPE (unless HPE and its subsidiaries are no longer engaged in or planning to engage in that line of business). "Conflicting Business Activities" means job duties or other business- related activities in the United States or in any other country where the HPE business units in which I work do business, or management or supervision of such job duties or business-related activities, if such job duties or business-related activities are the same as or similar in any material way to the job duties or business-related activities in which I participate or as to which I receive Confidential Information or trade secrets in the last two years of my employment with HPE. "HPE Employee" means an individual employed by or retained as a consultant to HPE or its subsidiaries. "HPE Supplier" means an individual, corporation, other business entity or separately operated business unit of an entity that regularly provides goods or services to HPE or its subsidiaries, including without limitation any OEM, ODM or subcontractor.

8.Enforcement. I make these agreements to avoid any future dispute between myself and HPE regarding specific restrictions on my post-employment conduct that will be reasonable, necessary and enforceable to protect HPE's Confidential Information, trade secrets, and Proprietary Developments and other legitimate business interests. The Protective Covenants are ancillary to the other terms of this Agreement and my employment relationship with HPE. This Agreement benefits both me and HPE because, among other things, it provides finality and predictability for both me and the Company regarding enforceable boundaries on my future conduct. Accordingly, I agree that this Agreement and the restrictions in it should be enforced under common law rules favoring the enforcement of such agreements. For these reasons, I agree that I will not pursue any legal action to set aside or avoid application of the Protective Covenants.
Exhibit B

9.Notice of Post-Employment Activities. If I accept a position with a Competitor at any time within twelve months following termination of my employment with HPE, I will promptly give written notice to the senior Human Resources manager for the HPE business sector in which I worked, with a copy to HPE's General Counsel, and will provide HPE with the information it needs about my new position to determine whether such position would likely lead to a violation of this Agreement (except that I need not provide any information that would include the Competitor's trade secrets). I consent to HPE notifying my new employer of my rights and obligations under this Agreement.

10.Relief; Extension. I understand that if I violate this Agreement (particularly the Protective Covenants), HPE will be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of attorney's fees and costs incurred by HPE in obtaining such relief where allowed by law, and (iii) any other legal and equitable relief to which HPE may be entitled. Injunctive relief will not exclude other remedies that might apply. If I am found to have violated any restrictions in the Protective Covenants, then the time period for such restrictions will be extended by one day for each day that I am found to have violated them, up to a maximum extension equal to the time period originally prescribed for the restrictions. I acknowledge that if the Company determines that (i) I have engaged in misconduct prohibited by applicable law or any applicable policy of the Company, as in effect from time to time, or (ii) the Company is required to make recovery from me under applicable law or a Company policy adopted to comply with applicable legal requirements, then the Company may, in its sole discretion, to the extent it determines appropriate and to the extent permitted under applicable law, (a) recover from me any incentive payments (whether cash or equity) paid to me up to three years prior to the end of my employment or any time thereafter; (b) cancel my outstanding incentive awards (cash and equity) whether or not vested, and cancel future payments due hereunder, and (c) take any other action required or permitted by applicable law; provided, however, that the Company will not, unless required or permitted by applicable law, recover amounts from a plan of non-qualified deferred compensation to the extent the recovery would result in tax penalties to me under Internal Revenue Code Section 409A.

11.Severability; Authority for Revision; Inure to Successors. The provisions of this Agreement will be separately construed. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein will remain in full force and effect as if the provision so determined had not been contained herein. If the restrictions provided in this Agreement are deemed unenforceable as written, the parties expressly authorize the court to revise, delete, or add to such restrictions to the extent necessary to enforce the intent of the parties and to provide HPE's goodwill, Confidential Information, trade secrets, Proprietary Developments and other business interests with effective protection. The title and paragraph headings in this Agreement are provided for convenience of reference only, and shall not be considered in determining its meaning, intent or applicability. This Agreement will automatically inure to the benefit of, and will be enforceable by, any parent, subsidiary , affiliate, successor or assign of HPE that I become employed with or have material involvement with, in order to protect such entity's legitimate business interests_ I agree that this Agreement, including but not limited to the Protective Covenants contained in paragraph 7 (and its subparts), may be assigned by HPE to a subsequent employer, successor , or assign without the need for further authorization or agreement from me.

12.Governing Law; Venue. The laws of the state of Delaware shall govern this Agreement , the construction of its terms, and the interpretation of the rights and duties of the parties hereto without regard to any conflicts of laws principles to the contrary. Subject to the
Exhibit B

limitations of any mandatory arbitration obligation I may be subject to, the exclusive venue for any legal action arising from this Agreement will be a federal or state court of competent jurisdiction located in the state of Delaware (or, if Delaware is not a legally proper and sustainable venue state then the state where I was last employed with HPE). I hereby stipulate and consent to the personal jurisdiction of such courts , and expressly waive any right to object to any such court's exercise of jurisdiction over me on grounds of convenience or otherwise. I agree that Delaware has a compelling interest in the enforcement of this Agreement because it is designed to help preserve shareholder value and rights in a Delaware corporation and it is ancillary to a grant of equity under HPE incentive plan(s) governed by Delaware law

I have been notified that I have the right to consult legal counsel prior to signing this Agreement.

Signature required:    /s/ Peter Ungaro                    5/16/19
Peter Ungaro                     Date

* Including: California Labor Code Section 2870; Delaware Code Title 19 Section 805 ; Illinois
7651LCS1060/ 1-3, "Employees Patent Act"; Kansas Statutes Section 44- 130; Minnesota Statutes 13A Section 181 .78 ; North Carolina General Statutes Article 10A, Chapter 66 , Commerce and Business, Section 66-57. 1; Utah Code Sections 34-39-1 through 34-39-3, "Employment Inventions Act"; Washington Rev. Code, Title 49 RCW: Labor Regulations , Chapter 49.44.140.

Page 1 of 1: The scanned copy of this form in OFIS is the official document of record.

Rev 060315/MG4-All Us

Firmwide: 144453201. 1 066902 . 1000
Exhibit B

EXHIBIT C

MUTUAL AGREEMENT TO ARBITRATE CLAIMS DATED MAY 16, 2019

(See attached)
Exhibit C

MUTUAL AGREEMENT TO ARBITRATE CLAIMS

This Mutual Agreement to Arbitrate Claims (“Agreement”) is between me (hereafter “Employee”) and Hewlett Packard Enterprise Company (hereafter the “Company” or “HPE”) or the subsidiary by which Employee is employed. Any reference to the Company will be a reference also to all direct and indirect parent, subsidiary, partners, divisions, and affiliated entities, and all predecessors, successors and assigns of any of them. The Federal Arbitration Act (FAA) (9 U.S.C. § 1 et seq.) shall govern this Agreement, which confirms a transaction involving commerce. The Parties expressly agree that this Agreement shall be construed, interpreted, and its validity and enforceability determined, in accordance with the FAA. The mutual obligations by the Company and by Employee to arbitrate differences provide mutual consideration for this Agreement. It is mutually agreed that any and all disputes or claims as defined below between Employee and the Company shall be submitted to arbitration under the following conditions.

1.Scope of Agreement. This Agreement applies to any past, present or future dispute arising out of or related to Employee's application, employment and/or separation from employment with the Company and survives after the employment relationship ends. The Agreement applies to any dispute that the Company may have against Employee or that Employee may have against: (1) the Company; (2) its current and former officers, directors, principals, shareholders, owners, employees, or agents; (3) the Company’s benefit plans or the plan’s sponsors, fiduciaries, administrators, affiliates, or agents; and (4) all predecessors, successors and assigns of any of them. Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law or before a forum other than arbitration. This Agreement requires all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by way of court or jury trial. With the exception of claims regarding the validity, scope, or enforceability (including unconscionability) of the Class Action Waiver, Collective Action Waiver, and Private Attorney General Waiver, addressed below, Employee and the Company agree to submit to the arbitrator all claims or issues regarding arbitrability, the validity, scope, enforceability, interpretation, or application of this Agreement, the arbitrator’s jurisdiction, as well as any gateway, threshold, or any other challenges to this Agreement, including claims that this Agreement is unconscionable.

2.Covered Claims. Except as it otherwise provides, this Agreement applies, without limitation, to disputes or claims arising out of or relating to Employee’s employment relationship with the Company, including, but not limited to: (i) discrimination or harassment based on race, creed, color, religion, sex, age, disability, leave status, national origin, ancestry, sexual orientation, marital status, veteran or military reserve status, or any other characteristic protected by federal, state or local law; (ii) retaliation, including, but not limited to, whistleblower status or retaliation for filing a workers' compensation claim; (iii) torts, including, but not limited to, battery, defamation, invasion of privacy, infliction of emotional distress, or workplace injury not otherwise covered by applicable workers' compensation laws; (iv) all employment related laws, including, but not limited to, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, and any amendments to these laws, and any such related or similar state or local laws; (v) any federal, state or local law or common law doctrine for breach of contract, promissory estoppel, wrongful discharge or conversion; (vi) claims for interference with rights under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other claims concerning administration of ERISA plans not excluded below; (vii) claims under federal or state law, or under policy, program or contract (express or implied) regarding compensation or wages including, without limitation, claims for pay, minimum wage and overtime, wage or other penalties, benefits (except as excluded below), vacation, meal and rest breaks,
Exhibit C

classification, reimbursement of expenses, compensation, stock or incentive bonus plans; (viii) claims concerning trade secrets, unfair competition, the Uniform Trade Secrets Act, intellectual property rights and associated laws; and (ix) federal and state statutes, regulations, ordinances or other laws, if any, addressing any of the foregoing or similar subject matters, and all other state statutory and common law claims.

3.Claims Not Covered By This Agreement. This Agreement does not apply to claims for workers compensation benefits, state disability insurance and unemployment insurance benefits. This Agreement does not apply to claims for employee benefits under any benefit plan sponsored by the Company and covered by the Employee Retirement Income Security Act of 1974 or funded by insurance, which include their own dispute resolution procedure; however, this Agreement does apply to any claims for breach of fiduciary duty, for penalties, or alleging any other violation of the Employment Retirement Income Security Act of 1974, as amended, even if such claim is combined with a claim for benefits. This Agreement does not apply to claims for employee benefits under any benefit plan sponsored by the Company which includes its own arbitration procedure; however, if such arbitration procedure is held to be not binding or unenforceable, then this Agreement does apply. The Company and Employee may pursue temporary and/or preliminary injunctive relief in a court of competent jurisdiction for tortious interference with prospective employment and/or the protection of confidential information and/or trade secrets, prevention of unfair competition, or enforcement of post-employment contractual restrictions related to same; provided, however, that all issues of final relief shall continue to be decided through arbitration, and the pursuit of the temporary and/or preliminary injunctive relief described herein shall not constitute a waiver of the parties’ agreement to arbitrate by any party. Disputes that may not be subject to pre-dispute arbitration as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act are excluded from the coverage of this Agreement. This Agreement also shall not be construed to require the arbitration of any claims against a defense contractor that may not be the subject of a mandatory arbitration agreement as provided by any Department of Defense Appropriations Act and their implementing regulations.

4.Administrative Agency Claims. Regardless of any other terms of this Agreement, claims may be brought before and remedies awarded by an administrative agency if, and only if, applicable law permits access to such an agency even with the existence of an agreement to arbitrate. Such administrative claims include without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), or the Office of Federal Contract Compliance Programs (http://www.dol.gov/ofccp/). Nothing in this Agreement shall be deemed to stop or excuse a party from bringing an administrative claim before any agency in order to fulfill the party's requirement to exhaust administrative remedies and procedures before making a claim in arbitration.

5.Notice of Claim and Exhaustion of Internal Procedures. All claims in arbitration are subject to the same statutes of limitation that would apply in court. The party bringing the claim must demand arbitration in writing and deliver the written demand by hand, overnight delivery or first class mail to the other party within the applicable statute of limitations period. The demand for arbitration shall include identification of the parties, a statement of the legal and factual basis of the claim(s), and a specification of the remedy sought. Any demand for arbitration made to the Company shall be provided to the Company’s principal office located at 3000 Hanover Street, Palo Alto, CA 94304-1112, attention HPE General Counsel. Notice to the Employee shall be sent to the Employee’s last known home address as reflected in HPE’s system of record. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the demand for arbitration. Before initiating arbitration, Employee must utilize, and nothing contained in this
Exhibit C

Agreement shall be construed to prevent or excuse Employee or the Company from utilizing, the Company's or applicable benefit plan’s existing internal procedures for investigation and/or resolution of complaints, and this Agreement is not intended to be a substitute for the utilization of such procedures.

6.Class, Collective and Representative Action Waivers. Employee and the Company agree to bring any dispute in arbitration on an individual basis only, and not on a class, collective, or private attorney general representative action basis. Accordingly, the Employee and Company agree as follows:

(a)There will be no right or authority for any dispute to be brought, heard, or arbitrated as a class action (“Class Action Waiver”). The Class Action Waiver shall not be severable from this Agreement in any case in which (1) the dispute is filed as a class action; and (2) a civil court of competent jurisdiction finds the Class Action Waiver is unenforceable. In such instances, the class action must be litigated in a civil court of competent jurisdiction.

(b)There will be no right or authority for any dispute to be brought, heard, or arbitrated as a collective action (“Collective Action Waiver”). The Collective Action Waiver shall not be severable from this Agreement in any case in which (1) the dispute is filed as a collective action; and (2) a civil court of competent jurisdiction finds the Collective Action Waiver is unenforceable. In such instances, the collective action must be litigated in a civil court of competent jurisdiction.

(c)There will be no right or authority for any dispute to be brought, heard, or arbitrated as a private attorney general representative action (“Private Attorney General Waiver”). The Private Attorney General Waiver shall be severable from this Agreement in any case in which a civil court of competent jurisdiction finds the Private Attorney General Waiver is unenforceable. In such instances and where the claim is brought as a private attorney general, such private attorney general claim must be litigated in a civil court of competent jurisdiction.

(d)Although an Employee will not be retaliated against, disciplined, or threatened with discipline as a result of his or her exercising his or her rights under Section 7 of the National Labor Relations Act by the filing of or participation in a class, collective, or representative action in any forum, the Company may lawfully seek enforcement of this Agreement and the Class Action Waiver, Collective Action Waiver and Private Attorney General Waiver under the FAA and seek dismissal of such class, collective, or representative actions or claims. Notwithstanding any other clause contained in this Agreement, any claim that all or part of the Class Action Waiver, Collective Action Waiver, or Private Attorney General Waiver is invalid, unenforceable, unconscionable, void, or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator.

(e)The Class Action Waiver, Collective Action Waiver, and Private Attorney General Waiver shall be severable from this agreement in any case in which the dispute is filed as an individual action and severance is necessary to ensure that the individual action proceeds in arbitration.

7.Mandatory Mediation. After submission of the written claim as set forth above, the parties shall submit the matter to non-binding mediation before a mutually selected neutral mediator. The Company shall pay the reasonable fees of the mediator and the expenses associated with the mediation. The International Institute for Conflict Resolution Prevention and Resolution (CPR) or some comparable independent mediation service shall be used to provide the mediator and the rules under which the mediation will be conducted. In the event the claim is not resolved through the mediation process, the claim shall be submitted to binding arbitration, as provided herein.

Exhibit C

8.Selection of the Arbitrator and Arbitration Rules. The parties shall select the neutral arbitrator and/or arbitration sponsoring organization by mutual agreement. If the parties are not able to mutually agree to an arbitrator and/or arbitration sponsoring organization, the arbitration will be held through the American Arbitration Association (“AAA”), and except as provided in this Agreement, shall be in accordance with the then current Employment Arbitration Rules of the AAA. The AAA rules are available from the Company’s Office of the General Counsel or from the AAA (currently they can be found at www.adr.org/employment). Unless the parties jointly agree otherwise, the Arbitrator shall be either an attorney who is experienced in employment law and licensed to practice law in the state in which the arbitration is convened, or a retired judge (the "Arbitrator"), and the arbitration shall take place in or near the city in which Employee is currently or was last employed by the Company, as reflected in the Company directory. In the event the parties mutually choose a sponsoring organization, or AAA is designated, the Arbitrator shall be selected as follows: The organization selected shall give each party a list of five (5) arbitrators drawn from its panel of arbitrators. Each party shall have ten (10) calendar days from the postmark date on the list to strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains, with the party to strike first to be determined by a coin toss. If no common name remains on the lists of all parties, the selected organization shall furnish an additional list of five (5) arbitrators from which the parties shall strike alternately, with the party striking first to be determined by a coin toss, until only one name remains. That person shall be designated as the Arbitrator. Any party to this Agreement may be represented by an attorney selected by the party.

9.Pre-Arbitration Procedures. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator shall have the power to entertain a motion to dismiss and/or a motion for summary judgment by either party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

10.Substantive Law and Arbitration Proceeding. The parties will arbitrate their dispute before the Arbitrator, who shall confer with the parties regarding the conduct of the hearing and resolve any disputes the parties may have in that regard. The arbitration shall be conducted consistent with the then-current AAA Rules (or such other rules as agreed upon by the parties) to the extent they are not inconsistent with any provision of this Agreement. The Arbitrator shall apply the substantive law including, but not limited to, applicable statutes of limitations, of the state of Delaware, or federal law, or both, as applicable to the claims asserted. The Arbitrator is without jurisdiction to apply any different substantive law. In arbitration, the parties will have the right to conduct adequate civil discovery, bring dispositive motions, and present witnesses and evidence as needed to present their cases and defenses, and any disputes in this regard shall be resolved by the Arbitrator. The Federal Rules of Evidence shall apply. Within 30 days of the close of the arbitration hearing, any party will have the right to prepare, serve on the other party and file with the Arbitrator a brief.

11.Confidentiality. Except as may be permitted or required by law, as determined by the Arbitrator, neither a party nor an Arbitrator may disclose the existence, content (including all testimony, information and discovery materials), or results of any arbitration hereunder without the prior written consent of all parties.

12.The Arbitrator’s Award. The Arbitrator may award any party any remedy to which that party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in his or her individual capacity in a court of law, and no remedies that
Exhibit C

otherwise would be available to an individual in a court of law will be forfeited by virtue of this Agreement

13.The Arbitrator’s Written Decision. The Arbitrator will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. A court of competent jurisdiction shall have the authority to enter a judgment upon the award made pursuant to the arbitration. The Arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error.

14.Arbitration Fees. Each party will pay the fees for his, her, or its own attorneys, subject to any remedies to which that party may later be entitled under applicable law. In all cases where required by law, the Company will pay the Arbitrator's and arbitration fees. However, if under applicable law the Company is not required to pay all of the Arbitrator's and/or arbitration fees, such fee(s) will be apportioned between the parties in accordance with said applicable law, and any disputes in that regard will be resolved by the Arbitrator.

15.Successors and Assigns. This Agreement will inure to the benefit of the parties’ heirs, successors and assigns. Employee agrees this Agreement may be assigned by the Company to a subsequent employer, successor, or assign without the need for further authorization or agreement from Employee.

16.Entire Agreement. This Agreement is the full and complete agreement relating to the formal resolution of employment- related disputes. Except as stated above regarding the Class Action Waiver , Collective Action Waiver , and Private Attorney General Waiver , in the event any portion of this Agreement is deemed unenforceable , the unenforceable provision will be severed from the Agreement and the remainder of this Agreement will be enforceable. Notwithstanding any contrary language , if any , in any Company policy or writing, this Agreement may not be modified, revised or terminated absent a writing signed by both parties.

17.At-Will Employment. This Agreement does not in any way alter the "at-will" status of my employment ; Employee understands and agrees his/her employment with HPE is for an indefinite term and is terminable , with or without cause, at any time by either Employee or HPE.

BY SIGNING BELOW, THE EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS CAREFULLY READ THIS AGREEMENT AND AGREES TO ITS TERMS. THE EMPLOYEE AGREES THAT BY SIGNING THIS AGREEMENT, THE COMPANY AND EMPLOYEE ARE GIVING UP THEIR RIGHTS TO A JURY TRIAL AND THAT PURSUANT TO THE TERMS OF THIS AGREEMENT, WE ARE AGREEING TO ARBITRATE CLAIMS COVERED BY THIS AGREEMENT.

EMPLOYEE FURTHER AGREES THAT HIS/HER ELECTRONIC SIGNATURE ON OR ELECTRONIC ACCEPTANCE OF THIS AGREEMENT SHALL HAVE THE SAME BINDING EFFECT AS A HANDWRITTEN SIGNATURE AND ACCEPTANCE.

Exhibit C

                             Hewlett Packard Enterprise Company

/s/ Peter Ungaro                      /s/ Alan May
Employee Signature                     Alan May
Executive Vice President, Human Resources

Peter Ungaro
Employee Name Printed

     5/16/19
Date
Exhibit C